Exhibit 10.25

NOTICE OF EXERCISE

SeatGeek, Inc.

[Address]

Date of Exercise: December ___, 2009

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐ Nonstatutory ☐

Stock option dated:
______________________

Number of shares as to which option is exercised:
______________________

Certificates to be issued in name of:
______________________

Total exercise price:
$______________________

Cash or check payment delivered herewith:	$______________________

Regulation T Program (cashless exercise)	$______________________

Value of ________ already-owned shares of SeatGeek, Inc. common stock delivered herewith[1]:	$______________________

Value of __________ shares of SeatGeek, Inc. common stock pursuant to net exercise[2]:	$______________________

[1]

Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option agreement, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[2]	SeatGeek, Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method.

1.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2009 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that I will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by me (i) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act. (or such longer period, not to exceed 34 days after the expiration of the 90-day period, as the underwriters or the Company will request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation, the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor

2.

of the Company during the Lock-Up Period. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of the obligations under this paragraph and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Very truly yours,

3.